DRAFT GLOBAL NOTE                                        EXHIBIT 4.3


PERFORMANCE EQUITY-LINKED REDEMPTION QUARTERLY-PAY SECURITY (PERQS)


REGISTERED                                                   REGISTERED
No. R-                                                       CUSIP: 617446646

          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                           MORGAN STANLEY GROUP INC.
     PERFORMANCE EQUITY-LINKED REDEMPTION QUARTERLY-PAY SECURITIES (PERQS)


                 As used herein, the following terms shall have the following meanings:

ORIGINAL ISSUE DATE:                       ISSUE PRICE:
February  , 1996                           Amount stated under the caption
                                           "Total Issue Price" on Schedule A
MATURITY DATE:                             on the reverse hereof
The earlier of (i) the Stated Maturity
Date (subject to extension upon the        INTEREST ACCRUAL DATE:
occurrence of certain Non-Trading Days)    February  , 1996
and (ii) the Business Day immediately
preceding any Delisting Date, but in no    INTEREST PAYMENT DATES:
event later than the Final Maturity        Payable quarterly on each of
Date.                                      February  , May  , August  , and
                                           November   commencing May  , 1996
STATED MATURITY DATE:
February  , 1999                           INTEREST RATE:
                                             % of the Issue Price per annum
FINAL MATURITY DATE:
February  , 1999                           AMOUNT PAYABLE AT MATURITY:
                                           The lesser of (A)    % of the Issue
INITIAL EQUITY ISSUER:                     Price and (B) the product of
Telecomunicacoes Brasileiras S.A. -        (i) the number of PERQS represented
Telebras ("Telebras")                      by this Note and (ii) the average
                                           Closing Price of the Initial
                                           American Depositary Shares for the
INITIAL AMERICAN DEPOSITARY SHARES:        10 Trading Days ending on the
American Depositary Shares of Telebras,    second Business Day prior to
each representing 1,000 Preferred          maturity, in each case subject to
Shares, without par value, of Telebras     adjustment as a result of certain
                                           dilution events as set forth on the
                                           reverse hereof.

INITIAL UNDERLYING STOCK:                  PRICING DATE:
A Preferred Share, without par value,      February  , 1996
issued by Telebras
                                           APPLICABLE FOREIGN CURRENCY:
                                           Brazilian real
NUMBER OF PERQS REPRESENTED BY THIS
NOTE:
The number stated under the caption
"Total Number of PERQS Represented by
this Note" on Schedule A on the reverse
hereof

PERQS:
A PERQS is a Performance Equity-linked
Redemption Quarterly-pay Security
having an issue price of $      .


               Morgan Stanley Group Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, on the Maturity Date the Amount Payable at Maturity determined in accordance with the procedures described herein and to pay interest, quarterly in arrears on each Interest Payment Date, on the Issue Price hereof as of the Record Date (as defined below) immediately preceding such Interest Payment Date at the Interest Rate from the Interest Accrual Date until the Amount Payable at Maturity is paid or duly made available for payment, commencing on the Interest Payment Date next succeeding the Interest Accrual Date, and on the Maturity Date, except as provided herein.

               The Amount Payable at Maturity shall be determined by the Issuer and written notice thereof shall be provided to the Trustee and the Paying Agent on the Business Day prior to the maturity hereof. The Issuer's determination of the Amount Payable at Maturity shall be conclusive and binding absent manifest error.

               Interest on this Note will accrue from the most recent Interest Payment Date to which interest hereon or on any predecessor Note has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal in respect of this Note has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid in U.S. Dollars to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day, as defined on the reverse hereof) (each such date a "Record Date"); provided that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Payments of interest hereon, other than the interest payment due on the Maturity Date, will be made by wire transfer of immediately available funds to The Depository Trust Company (the "Depositary").

               Subject to certain exceptions described herein, payment of the principal in respect of this Note will be made in immediately available funds and payment of the interest due hereon on the Maturity Date will be made in immediately available funds, in each case, upon presentation and surrender of this Note at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:  February  , 1996               MORGAN STANLEY GROUP INC.



[SEAL]                                 By:_______________________
                                          Name:
                                          Title:



TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned
Senior Indenture.

CHEMICAL BANK,
  as Trustee



By________________________
    Authorized Officer



               This Note is issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 (as so supplemented, the "Senior Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Chemical Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein. This Note is one of a series of debt securities having the designation and terms as set forth on the face hereof (the "Notes").

               This Note will not be subject to any sinking fund, will not be redeemable by the Issuer or subject to repayment at the option of the holder prior to maturity and will not be subject to the defeasance provisions set forth in the Senior Indenture.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               If an Interest Payment Date or the Maturity Date does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or on the Maturity Date, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date to such next succeeding Business Day.

               If not previously repaid, this Note will mature on the Business Day immediately preceding any Delisting Date. The "Delisting Date" will be the first date on which the Initial American Depositary Shares or the American depositary shares or the shares of capital stock of any Surviving Entity (as defined below), as the case may be, are not listed on any U.S. national securities exchange or traded through the facilities of a U.S. national securities system subject to last sale reporting or is permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) on each U.S. securities exchange and U.S. securities system on which it is then listed.
The Issuer shall promptly notify the Depositary and the Trustee, by first-class mail, of such Delisting Date and will contemporaneously publish notice of such Delisting Date in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               In the event that any of the 10 Business Days ending on the second Business Day prior to the Stated Maturity Date is not a Trading Day (a "Non-Trading Day"), this Note will not mature on the Stated Maturity Date, but the maturity of this Note will be extended one Trading Day for each such Non-Trading Day; provided, however, that this Note will mature in any event not later than the Final Maturity Date. This Note will continue to accrue interest until the principal amount hereof is paid at maturity, which, in the event that the maturity of this Note is extended as a result of a Non-Trading Day, will be payable to the holder of this Note on the date of such extended maturity. The Issuer shall promptly notify the Depositary and the Trustee, by first-class mail, of such extension of maturity and will contemporaneously publish notice of such extension of maturity in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               The Closing Price of the Initial American Depositary Shares on any of the 10 Trading Days (the "10 Trading Days") used to calculate the Amount Payable at Maturity shall be subject to adjustment as described below to the extent that any of the events requiring such adjustment occur during the period commencing on the Pricing Date and ending on the second Business Day prior to the Maturity Date:

               (i) INITIAL EQUITY ISSUER STOCK DIVIDENDS, EXTRAORDINARY CASH DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that a dividend or other distribution (A) is declared on any class of the Initial Equity Issuer's capital stock (or on the capital stock of any Surviving Entity, as defined in clause (iv) below) payable in Initial Underlying Stock (or the applicable class of capital stock of any Surviving Entity) or (B) is to be paid to holders of the Initial American Depositary Shares (or the applicable class of capital stock of any Surviving Entity) in U.S. dollars (the U.S. dollar amount of each payment to be determined, if necessary, using the Commercial Market Rate on the Distribution Record Date (as defined below)) in an amount greater than 10% of the Closing Price of the Initial American Depositary Shares (or the applicable class of capital stock of any Surviving Entity) on the Distribution Record Date (an "Extraordinary Cash Dividend"), any Closing Price of the Initial American Depositary Shares (or the applicable class of capital stock of any Surviving Entity) used to calculate the Amount Payable at Maturity on any Trading Day that follows the date (the "Distribution Record Date") fixed for the determination of the shareholders of Initial Underlying Stock (or of shares of the applicable class of capital stock of any Surviving Entity), or in the case of an Extraordinary Cash Dividend, the holders of the Initial American Depositary Shares (or the applicable class of capital stock of any Surviving Entity) entitled to receive such distribution shall be increased by multiplying such Closing Price by the Dividend Adjustment Factor. The "Dividend Adjustment Factor" with respect to any Closing Price will be a fraction (A) the numerator of which shall be the number of shares of the Initial American Depositary Shares (or the number of shares of the applicable class of capital stock of any Surviving Entity) outstanding on the Distribution Record Date plus (x) the number of Initial American Depositary Shares (or the number of shares of the applicable class of capital stock of any Surviving Entity) to be issued as a result of such distribution or (y) in the case of an Extraordinary Cash Dividend, the number of Initial American Depositary Shares (or the number of shares of the applicable class of capital stock of any Surviving Entity) that could be purchased with the amount of the applicable Extraordinary Cash Dividend (determined as described above) at the Closing Price of such securities on the Trading Day immediately subsequent to such Distribution Record Date, and (B) the denominator of which shall be the number of shares of Initial American Depositary Shares (or the number of shares of the applicable class of capital stock of any Surviving Entity) outstanding on the Distribution Record Date; provided, however that, in the case of a stock dividend, if the Initial Equity Issuer (or any Surviving Entity) and the depositary for its American depositary shares shall have adjusted the number of shares of capital stock represented by each American depositary share so that the price of such American depositary shares would not be affected by such stock dividend, no adjustment of any such Closing Price shall be made.

               (ii) SUBDIVISIONS AND COMBINATIONS OF INITIAL UNDERLYING STOCK. In the event that the outstanding Initial Underlying Stock (or the applicable class of capital stock of any Surviving Entity) are subdivided into a greater number of shares, the Closing Price of the Initial American Depositary Shares (or the applicable class of capital stock of any Surviving Entity) used to calculate the Amount Payable at Maturity on any Trading Day that follows the date on which such subdivision becomes effective will be proportionately decreased, and, conversely, in the event that the outstanding shares of Initial Underlying Stock (or the applicable class of capital stock of any Surviving Entity) are combined into a smaller number of shares, such Closing Price will be proportionately increased; provided, however, that if the Initial Equity Issuer (or any Surviving Entity) and the depositary for its American depositary shares shall have adjusted the number of shares of capital stock represented by each American depositary share so that the price of such American depositary shares would not be affected by such subdivision or combination, no adjustment of any such Closing Price shall be made.

               (iii) CHANGE IN NUMBER OF SHARES OF INITIAL UNDERLYING STOCK REPRESENTED BY INITIAL AMERICAN DEPOSITARY SHARES. In the event that the Initial Equity Issuer (or any Surviving Entity) and the depositary for its American depositary shares elect, in the absence of any of the events described in clause (i) or (ii) above, to change the number of shares of capital stock that are represented by each American depositary share, the Closing Price of such American depositary shares used to calculate the Amount Payable at Maturity on any Trading Day after the change becomes effective will be proportionately adjusted.

               (iv) DISSOLUTION OF THE INITIAL EQUITY ISSUER; MERGERS, CONSOLIDATIONS OR SALES OF ASSETS IN WHICH THE INITIAL EQUITY ISSUER IS NOT THE SURVIVING ENTITY; SPIN-OFFS. In the event of any (A) consolidation or merger of the Initial Equity Issuer, or any surviving entity or subsequent surviving entity of the Initial Equity Issuer (a "Surviving Entity") with or into another entity (other than a consolidation or merger in which the Initial Equity Issuer is the surviving entity), (B) sale, transfer, lease or conveyance of all or substantially all of the assets of the Initial Equity Issuer or any Surviving Entity, (C) liquidation, dissolution or winding up of the Initial Equity Issuer or any Surviving Entity or (D) any declaration of a distribution on the Initial Underlying Stock of the common stock of any subsidiary of the Initial Equity Issuer (an "Initial Equity Issuer Spin-Off") (any of the events described in (A), (B), (C) or (D), being a "Reorganization Event"), for purposes of determining the Amount Payable at Maturity, the Closing Price of the Initial American Depositary Shares on any Trading Day subsequent to the effective time of any Reorganization Event will be deemed to be the amount equal to (a) the value of the cash and other property (including securities) received by a holder of Initial American Depositary Shares in any such Reorganization Event (plus, in the case of an Initial Equity Issuer Spin-Off, the value of an Initial American Depositary Share), and (b) to the extent that such holder obtains securities in any Reorganization Event, the value of the cash and other property received by the holder of such securities in any subsequent Reorganization Event; provided, however, that in the case of a Reorganization Event described in clause (A) above, no adjustment in the method of determining the Closing Price of the Initial American Depositary Shares (or the American depositary shares of any Surviving Entity) shall be made, if the depositary for such American depositary shares shall have adjusted such American depositary shares so that each such American depositary share represents the securities and any other consideration received with respect to the Initial Underlying Stock (or the applicable capital stock of any Surviving Entity) in such Reorganization event. For purposes of determining any such Closing Prices, the value of (A) any cash and other property (other than securities) received in any such Reorganization Event will be an amount equal to the value of such cash and other property at the effective time of such Reorganization Event and (B) any property consisting of securities received in any such Reorganization Event will be an amount equal to the Closing Prices of such securities. The depositary for the Initial American Depositary Shares (or the American depositary shares of any Surviving Entity) may sell securities distributed to the depositary (as a holder of shares of the underlying capital stock) as a result of the events described in
(A) through (D) above and distribute the net cash proceeds of such sales to the holders of Initial American Depositary Shares (or the American depositary shares of any Surviving Entity). In such event, the cash received by the holders of such American depositary shares, rather than the Closing Prices of the securities distributed to holders of the underlying shares of capital stock, shall be used in any determination of the Closing Price of such American depositary shares.

               (v) RECLASSIFICATION OF INITIAL UNDERLYING STOCK. In the event that the shares of Initial Underlying Stock are changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (except to the extent otherwise provided in clause (i), (ii) or (iv) above), no adjustment shall be made to the Closing Prices of the Initial American Depositary Shares used to calculate the Amount Payable at Maturity; provided, however that if as a result of or in connection with such an event, the Initial Equity Issuer and the depositary for Initial American Depositary Shares change the number of shares of Initial Underlying Stock that are represented by an Initial American Depositary Share, such Closing Prices will be proportionately adjusted with respect to any Trading Day that follows the effectiveness of such change. (No such adjustment to Closing Prices shall be necessary (except in the circumstances described in the proviso above) because Initial American Depositary Shares provide that they will, upon such a reorganization, reclassification or other event, automatically represent appropriate numbers of shares of any such different class of classes of capital stock into which the Initial Underlying Stock have been changed.) In the event that shares of the applicable class of capital stock of any Surviving Entity are changed into the same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise (except to the extent otherwise provided in clause (i), (ii) or (iv) above), the Amount Payable at Maturity shall be calculated by using Closing Prices of the shares of stock into which a share of the applicable class of capital stock of the Surviving Entity was changed on any Trading Day that follows the effectiveness of such change, except that no such adjustment shall be made if the American depositary shares of such Surviving Entity provide that they will, upon such a reorganization, reclassification or other event, automatically represent appropriate numbers of shares of any such different class or classes of capital stock into which the applicable class of stock of any Surviving Entity has been changed.

               The Issuer shall promptly notify the Depositary and the Trustee, by first-class mail, of any event requiring an adjustment as described above and of the method of calculation to be used to make such adjustment. The Issuer will also contemporaneously publish notice of any event requiring such an adjustment and of the method of calculation to be used to make any such adjustment in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               Neither the Trustee nor any Paying Agent shall at any time be under any duty or responsibility to any holder of this Note to determine whether any facts exist which may require any adjustment of the Closing Price or with respect to the nature or extent of any such adjustment when made or with respect to the method employed in making the same.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, is issuable only in denominations representing a whole number of PERQS.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having an aggregate Issue Price and Amount Payable at Maturity in U.S. Dollars, equal to the amounts set forth on the face of this Note, subject to the terms and conditions set forth herein. Notes are exchangeable at said office for other Notes of other authorized denominations having an aggregate Issue Price and Amount Payable at Maturity equal to the amounts set forth on the face of this
Note and having otherwise identical terms and provisions.   All such exchanges
and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Notes so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the principal of this Note is declared to be due and payable prior to the Maturity Date, then (i) the amount payable with respect to this Note shall equal the Amount Payable at Maturity hereof (calculated as of the date of such declaration) plus accrued interest to but excluding the date of payment, (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the Amount Payable at Maturity hereof, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest on any Notes that remain unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or otherwise),
(i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               As used herein:

               (a) the term "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close;

               (b) the term "Closing Price" of any security on any date means the closing sale price or last reported sale price of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, on such other U.S. national securities exchange or U.S. national securities system that is the primary market for the trading of such security;

               (c) the term "Trading Day" for any security means a Business Day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any U.S. national securities exchange or U.S. national securities system at the close of business on such Business Day and
(B) has traded at least once on such Business Day on the U.S. national securities exchange or U.S. national securities system that is the primary market for the trading of such security;

               (d) the term "Commercial Market Rate" means the commercial buying rate for the purchase of U.S. dollars as reported by the Banco Central do Brasil; and

               (d) all other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS


               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM-as tenants in common
     TEN ENT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT-...........Custodian..............
                                    (Cust)               (Minor)

     Under Uniform Gifts to Minors Act...................
                                                     (State)


     Additional abbreviations may also be used though not in the above list.






          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________!
                                                            !
_______________________________________!______________________________________

______________________________________________________________________________
                            [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING
ZIP CODE, OF ASSIGNEE]

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________
such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.


Dated:_____________________
______________________________________________________________________________
                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                 Upon presentation to the Trustee of a definitive registered security having terms identical to the terms hereof (other than the issue price thereof and the number of PERQS represented thereby) for exchange for a beneficial interest in this Note, and upon confirmation by the Depositary that such exchange may be made in compliance with its procedures, the Trustee shall cancel the security so presented and shall annotate the schedule set forth below to reflect the increase in the "Total Number of PERQS Represented by this Note" and the "Total Issue
Price" hereof. The Trustee shall not accept any such Note for exchange for a beneficial interest in this Note from and including a Record Date to and including the immediately succeeding Interest Payment Date. The maximum Amount Payable at Maturity of this Note is $______.


                                  SCHEDULE A


                   EXCHANGES FOR DEFINITIVE REGISTERED NOTES


                Total Number of
                    PERQS                                 Notation Made by
Date of         Represented by           Total            or on behalf of
Exchange        this Note              Issue Price            Trustee
------------    ------------------    ----------------    -------------------
------------    ------------------    ----------------    -------------------
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------------    ------------------    ----------------    -------------------
------------    ------------------    ----------------    -------------------
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